EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-141414 on Form S-3 and Registration Statement Nos. 333-134421, 333-145243 and 333-149640 on Form S-8 of our report dated March 10, 2008, relating to the 2007 and 2006 consolidated financial statements of Altus Pharmaceuticals Inc. and subsidiary, appearing in this Annual Report on Form 10-K of Altus Pharmaceuticals Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 10, 2009